                 CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
                          SARBANES-OXLEY ACT OF 2002

Eduardo A. Repetto, Co-Principal Executive Officer, David P. Butler, Co-Principal Executive Officer and Gregory K. Hinkle, Principal Financial Officer, of Dimensional Investment Group Inc., a Maryland corporation (the "Registrant"), each certify that:

     1. The Registrant's periodic report on Form N-CSR/A for the period ended October 31, 2016 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:  /s/ Eduardo A. Repetto
     ---------------------------------
     Eduardo A. Repetto
     Co-Principal Executive Officer
     Dimensional Investment Group Inc.

Date: April 4, 2017

By:  /s/ David P. Butler
     ---------------------------------
     David P. Butler
     Co-Principal Executive Officer
     Dimensional Investment Group Inc.

Date: April 4, 2017

By:  /s/ Gregory K. Hinkle
     ---------------------------------
     Gregory K. Hinkle
     Principal Financial Officer
     Dimensional Investment Group Inc.

Date: April 4, 2017